UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 30, 2009
Bio-Imaging Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000

(Registrant’s telephone number,
including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02. Termination of a Material Definitive Agreement.
          As previously reported, Bio-Imaging Technologies, Inc. (the “Company”), BioClinica Acquisition, Inc., a newly formed wholly-owned subsidiary of the Company (“Merger Sub”), and etrials Worldwide, Inc. (“etrials”), entered into an Agreement and Plan of Merger, dated as of May 4, 2009, as amended on May 15, 2009, and as further amended on May 19, 2009 (the “Merger Agreement”), pursuant to which Merger Sub was to commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of etrials (the “Shares”) in exchange for: (i) $0.62 in cash, without interest, (ii) 0.124 newly issued shares of the Company’s common stock, par value $0.00025 per share, and (iii) 0.076 newly issued shares of the Company’s Series A-1 Preferred Stock, par value $0.00025 per share (collectively, the “Offer Price”). Following the consummation of the Offer, Merger Sub was to merge with and into etrials (the “Merger”), and all Shares not acquired in the Offer (other than Shares held by the etrials’s holders who properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) were to be converted into the right to receive the greater of (i) the Offer Price and (ii) the highest price per Share paid to any holder of etrials common stock pursuant to the Offer, in the same form of consideration paid. The Merger Agreement contained customary representations, warranties and covenants by the parties. Pursuant to the Merger Agreement, etrials agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire etrials and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also included customary termination provisions for etrials and the Company and provided that, in connection with the termination of the Merger Agreement under specified circumstances, etrials would be required to pay the Company a termination fee equal to $500,000, plus reimburse the Company for reasonable out of pocket expenses up to $250,000.
          The Series A-1 Preferred Stock that was to be issued in connection with the Offer and Merger had essentially the same rights as the Company’s common stock, with the exception of the conversion and redemption features explained below. The Series A-1 Preferred Stock was intended to have the same voting rights as the Company’s common stock, on an as-if converted to common stock basis. Holders of Series A-1 Preferred Stock would not be entitled to any dividend or liquidation preferences over holders of the Company’s common stock. In the event the Company obtained stockholder approval authorizing an increase of the number of shares of common stock from 18,000,000 to a number of shares of common stock sufficient to include the Series A-1 Preferred Stock on an as-if converted to common stock basis, all shares of the Series A-1 Preferred Stock would automatically convert to common stock on a one share for one share basis, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. In the event the Company did not obtain such stockholder approval prior to the first anniversary of the closing of the Merger, then anytime thereafter, each holder of Series A-1 Preferred Stock could require the Company to purchase all or a portion of such holder’s shares of Series A-1 Preferred Stock at a price per share of $4.0503 (a 10% premium above the volume-weighted average of the trading sale prices per share of Company common stock as reported on the NASDAQ Global Market during the period that was 20 consecutive trading days during which the shares of Company common stock were traded on the NASDAQ Global Market, ending on, but not including, the second trading day immediately prior to the signing of the second amendment to the Merger Agreement), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.

          The Company agreed that Merger Sub would commence the Offer as promptly as practicable. The Offer would remain open for no more than 20 business days, subject to extensions in certain instances. The obligation to accept for payment and pay for the Shares tendered in the Offer was subject to customary conditions, including, among other things: (i) the tender of a majority of the total number of outstanding Shares, on a fully diluted basis, (ii) the Company was required to file a Form S-4 registering the common stock and Series A-1 Preferred Stock to be issued in the Offer, and such registration statement was required to go effective, (iii) the Company was required to file a certificate of designation designating the Series A-1 Preferred Stock with the Secretary of State of the State of Delaware, (iv) the absence of any law prohibiting, restraining or enjoining the Offer, (v) the absence of any material adverse effects on etrials, (vi) the accuracy of the representations of etrials and (vii) compliance with covenants by etrials.
          In the Merger Agreement, etrials granted to the Company and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per Share price equal to the greater of (i) $1.3564 and (ii) an amount equal to the highest price per Share paid pursuant to the Offer, up to that number of newly issued Shares that, when added to the number of Shares, directly or indirectly, owned by Bio-Imaging and Merger Sub would constitute one Share more than 90% of the Shares outstanding, on a fully diluted basis. The Top-Up Option was exercisable only after Bio-Imaging and Merger Sub owned at least 80% of the outstanding Shares and prior to the fifth business day after the expiration date of the Offer or any subsequent offering period, and was not exercisable if the number of Shares that would need to be issued (taken together with the number of Shares outstanding, on a fully diluted basis) exceeded the number of authorized but unissued Shares.
          In addition, certain stockholders of etrials agreed to enter into tender and support agreements (the “Stockholder Support Agreements”) pursuant to which such stockholders committed to accept the Offer and to tender all Shares beneficially owned by them, which represented, in the aggregate, approximately 32.73% of etrials’s outstanding Shares. Pursuant to the terms of the Stockholder Support Agreements, such agreements would automatically terminate upon termination of the Merger Agreement.
          On May 30, 2009, the Company received notice that in response to another unsolicited offer received by etrials from an unrelated third party, the etrials board of directors deemed the unsolicited offer a superior proposal, as defined in the Merger Agreement. Therefore, etrials terminated the Merger Agreement pursuant to its terms and entered into a merger agreement with such unrelated third party. Additionally, the Stockholder Support Agreements were simultaneously terminated pursuant to their terms. In connection with the termination of the Merger Agreement, etrials is obligated to pay to the Company a termination fee of $500,000 and reimburse the Company for reasonable out of pocket expenses up to $250,000 on or before June 2, 2009.
          The foregoing descriptions of the Merger Agreement, the Stockholder Support Agreements and the Series A-1 Preferred Stock are qualified in their entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 5, 2009, and is incorporated in this report by reference, Amendment No. 1 to the Merger Agreement, which was attached as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on May 20, 2009, and is incorporated in this report by reference, Amendment No. 2 to the Merger Agreement, which was attached as Exhibit 2.1 to the

Current Report on Form 8-K filed by the Company on May 20, 2009, and is incorporated in this report by reference, the Form of Stockholder Support Agreement, which was attached as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on May 5, 2009, and is incorporated in this report by reference, and the Certificate of Designation of Series A-1 Preferred Stock, which was attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 5, 2009, and is incorporated in this report by reference.
Item 8.01 Other Events.
          The Company issued a press release on June 1, 2009 announcing termination of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of June 1, 2009, of Bio-Imaging Technologies, Inc. regarding termination of the Merger Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.
Dated: June 1, 2009	By:	/s/ Ted I. Kaminer
		Name:	Ted I. Kaminer
		Title:	Executive VP Finance and Administration and Chief Financial Officer